EXHIBIT 99.1

Mawson Infrastructure Group Inc. Reports Q4 and Fiscal Year 2023 Financial Results

Q4 Co-Location Business Revenue increased 52% Q/Q

Q4 Energy Management Business Revenue increased 64% Q/Q

Total Quarterly Revenue increased 24% Q/Q to $14.02 Million

MIDLAND, Pa., April 01, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson”, the Company), a digital infrastructure company, today announced its financial and operational results for the fourth quarter and fiscal year 2023 ended December 31, 2023.

“We are delighted with Q4 2023 being a robust quarter of growth and a significant step forward in a transformational year for Mawson,” said Rahul Mewawalla, CEO and President of Mawson. “In Q4, we signed new enterprise co-location customers and rapidly grew our co-location business revenue by 52% this quarter compared to last quarter. We also grew our energy management business revenue by 64% this quarter compared to last quarter. I am grateful to our organization, our customers, and our partners as we advanced our operational, technological, and strategic plans. We are excited about continuing to enhance our digital infrastructure platform capabilities across self-mining, co-location and energy management in 2024.”

Fiscal Year 2023 and Q4 2023 Financial and Operational Highlights

Key financial and operational highlights for the quarter ended December 31, 2023 include

  Q4 2023 revenue increased 24% Q/Q to $14.02 million
  Q4 2023 Co-Location business revenue increased 52% Q/Q to $4.49 million
  Q4 2023 Energy management business increased 64% Q/Q to $2.42 million
  Q4 2023 Bitcoin production of 193 BTC
  Executed and deployed new enterprise co-location customers

Key financial and operational highlights for the Fiscal Year ended December 31, 2023 include:

  FY 2023 Co-location business revenue increased 23% from FY 2022, to $16.36 million
  FY 2023 total revenue was $43.57 million (average FY 2023 price of bitcoin was approximately $29K)
  Produced 741 bitcoin in FY 2023
  Total assets of $84.77 million and cash of $4.48 million at end of FY 2023
  Enhanced strategic capabilities across digital infrastructure platform for all 3 primary businesses – bitcoin self-mining business, co-location services business, and energy management business

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  19th Annual Needham Technology, Media and Consumer Conference in May 2024 in New York City, New York
  Bitcoin 2024 in July 2024 in Nashville, Tennessee

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://www.mawsoninc.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, April 1, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit: https://mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
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Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Media Contact:
Media Relations Team
mediarelations@mawsoninc.com